                                                       Registration No. 33-59991
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              62-1411755
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                1023 Cherry Road
                            Memphis, Tennessee 38117
                    (Address of Principal Executive Offices)

               HARRAH'S ENTERTAINMENT, INC. 1990 STOCK OPTION PLAN
                            (Full title of the plan)

                               E. O. Robinson, Jr.
                    Senior Vice President and General Counsel
                       1023 Cherry Road, Memphis, TN 38117
                                 (901) 762-8600
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of Securities to be Registered  Amount to be       Proposed Maximum    Proposed Maximum        Amount of
                                      Registered (1)     Offering Price      Aggregate Offering      Registration Fee
                                                         Per Share (2)       Price (2)
======================================================================================================================
Common stock, par value $0.10 per         2,500,000           $21.5313            $53,828,250           $14,964.25
share
======================================================================================================================

(1) Harrah's Entertainment, Inc. 1990 Stock Option Plan, as amended, (the "Plan") authorizes the issuance of a maximum of 13,200,000 shares (including the 2,500,000 shares being registered hereby) of Common Stock of Harrah's Entertainment, Inc. (the "Company"), plus reissuances of cancelled shares and adjustments to shares to account for any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants to purchase Common Stock or other securities of the Company, or other similar transaction or event.
(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on June 14, 1999.

                                    STATEMENT
                                    ---------

         Harrah's Entertainment, Inc. (the "Company") has amended the Harrah's Entertainment, Inc. 1990 Stock Option Plan (the "Plan"), by increasing the number of shares in the Plan by an additional 2,500,000 shares.

         The contents of the earlier Registration Statement, file number 33-59991, are incorporated herein by reference.

Item 8.  EXHIBITS
         --------

Exhibit No.                      Description
-----------                      -----------

*EX-4.1 Amendment to Harrah's Entertainment, Inc. 1990 Stock Option Plan effective October 29, 1998.

*EX-4.2 Amendment to Harrah's Entertainment, Inc. 1990 Stock Option plan effective May 6, 1999.

*EX-5 Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered hereby.

*EX-23.1          Consent of E. O. Robinson, Jr. (included as part of Exhibit
                  5).

*EX-23.2 Consent of Arthur Andersen LLP, independent certified public accountants.

*EX-24 Power of Attorney (incorporated into the signature pages hereof).

-----------------
*  Filed herewith.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on June 17, 1999.


                                              HARRAH'S ENTERTAINMENT, INC.


                                              By: /s/  E. O. ROBINSON, JR.
                                                  ------------------------------
                                                  E. O. Robinson, Jr.
                                                  Senior Vice President and
                                                       General Counsel

                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip G. Satre, Colin V. Reed, and E. O. Robinson, Jr. and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         Signature                          Title                Date
         ---------                          -----                ----


/s/  SUSAN CLARK-JOHNSON                    Director         June 17, 1999
-----------------------------------------
  (Susan Clark-Johnson)


/s/  JAMES B. FARLEY                        Director         June 17, 1999
-----------------------------------------
  (James B. Farley)


/s/  JOE M. HENSON                          Director         June 17, 1999
-----------------------------------------
  (Joe M. Henson)


/s/  RALPH HORN                             Director         June 17, 1999
-----------------------------------------
  (Ralph Horn)

         Signature                   Title                     Date
         ---------                   -----                     ----


/s/  J. K. HOUSSELS, III             Director                   June 17, 1999
----------------------------------
  (J. K. Houssels, III)


/s/  R. BRAD MARTIN                  Director                   June 17, 1999
----------------------------------
  (R. Brad Martin)


/s/  COLIN V. REED                   Director and Chief         June 17, 1999
----------------------------------   Financial Officer
  (Colin V. Reed)                    Office of the President


/s/  WALTER J. SALMON                Director                   June 17, 1999
----------------------------------
  (Walter J. Salmon)


/s/  PHILIP G. SATRE                 Director, Chairman and     June 17, 1999
----------------------------------   Chief Executive Officer
  (Philip G. Satre)                  Office of the President


/s/  BOAKE A. SELLS                  Director                   June 17, 1999
---------------------------------
  (Boake A. Sells)


/s/  EDDIE N. WILLIAMS               Director                   June 17, 1999
---------------------------------
  (Eddie N. Williams)


/s/  JUDY T. WORMSER                 Controller and             June 17, 1999
----------------------------------   Principal Accounting
  (Judy T. Wormser)                  Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.              Description                        Sequential Page No.
-----------              -----------                        -------------------

*EX-4.1           Amendment to Harrah's                              7
                  Entertainment, Inc. 1990
                  Stock Option Plan effective
                  October 29, 1998.

*EX-4.2           Amendment to Harrah's                              8
                  Entertainment, Inc. 1990
                  Stock Option Plan effective
                  May 6, 1999.

*EX-5             Opinion of E. O. Robinson, Jr.                     9
                  as to the legality of the
                  securities being registered hereby.

*EX-23.1          Consent of E. O. Robinson, Jr.                     9
                  (included as part of Exhibit 5).

*EX-23.2          Consent of Arthur Andersen LLP,                   10
                  independent certified public
                  accountants.

*EX-24            Power of Attorney (incorporated                    4
                  into the signature pages hereof).


------------
*   Filed herewith.